Exhibit 10.3

Notice of Grant of Stock Options and Option Agreement	Range Resources Corporation ID: 34-1312571 777 MAIN STREET SUITE 800 FORT WORTH, TEXAS 76102

Option Number:
Plan: 99SO ID:

Effective [Date] you have been granted a Range Resources Corporation (the “Company”) Non-Qualified Stock Option to buy [Number] shares of common stock at a price of $[Price] per share.

The total option price of the shares granted is $[Total price].

Subject to the terms and provisions of Annex A hereto, the Non-Qualified Stock Option will have a term of 5 years and the option shares will vest 30% at the end of year one, 30% at the end of year two and 40% at the end of year three. The shares vesting in each period will be fully vested on the date shown below.

Shares Granted	Vesting Date	Expiration Date

By your signature and the Company’s signature below, you and the Company agree that the options granted hereby are granted under and governed by the terms and conditions of the 1999 Stock Incentive Plan (the “Plan”). The Plan is on file in the Company’s corporate records and a copy is available upon request to the Company’s Secretary.

RANGE RESOURCES CORPORATION

BY

	RODNEY L. WALLER	DATE
SENIOR VICE PRESIDENT

BY

	[Optionee]	DATE

ANNEX A

     1. Defined Terms. Defined terms used in this Annex A shall have the meanings set forth in the Plan, as it may be amended from time to time, or the Option Agreement to which this Annex A is attached.

     2. Vesting. The option shares subject to the Stock Option shall cease to vest, and the unvested portion of the Stock Option shall immediately terminate, in the event that the Holder shall cease to be in the employ of the Company or any Affiliate for any reason.

     3. Term and Time of Exercise Prior to Change of Control.

     (a) Termination of Employment other than due to Death or Disability. In the event that a Holder, prior to a Change of Control, shall cease to be in the employ of the Company or an Affiliate for any reason, other than by reason of death or disability, then the vested and unexercised portion of the Stock Option shall terminate at 5:00 p.m. Fort Worth, Texas time on the date that is 30 days after the date of such Holder’s termination of employment; provided, however, that, notwithstanding the foregoing, (A) in the event the employment of the Holder is terminated prior to a Change of Control for dishonesty or other acts detrimental to the interest of the Company or any Affiliate or for any breach by the Holder of any employment contract with the Company or any Affiliate, as determined in each case by the Committee in its sole and absolute discretion, or (B) if, after the Holder’s employment is terminated prior to a Change of Control, the Holder commits an act that is determined by the Committee, in its sole and absolute discretion, to be detrimental to the interests of the Company or any Affiliate, then, in the case of clause (A) or (B), the Stock Option shall automatically be null and void at the time of such determination.

(b) Termination due to Disability. In the event that a Holder, prior to a Change of Control, shall cease to be in the employ of the Company or an Affiliate by reason of disability, as determined by the Committee in its sole and absolute discretion, then the vested and unexercised portion of the Stock Option shall terminate at 5:00 p.m. Fort Worth, Texas time on the one-year anniversary date of such Holder’s termination of employment.

(c) Termination due to Death. In the event that a Holder, prior to a Change of Control, dies while in the employ of the Company or an Affiliate, the vested and unexercised portion of the Stock Option shall (i) terminate at 5:00 p.m. Fort Worth, Texas time on the one-year anniversary date of such Holder’s death and (ii) be exercisable only by the person or persons to whom the Holder’s rights under the Stock Option shall pass by the Holder’s will or the laws of descent and distribution.

(d) Maximum Term. Notwithstanding any provision of Section 3(a), 3(b), or 3(c) to the contrary, the Stock Option shall not be exercisable after the Expiration Date set forth in the Option Agreement.